WASHINGTON MUTUAL INVESTORS FUND, INC.
AMENDED AND RESTATED
ARTICLES OF INCORPORATION

I.

The undersigned, James H. Lemon, Jr., whose mailing address is 1101 Vermont Avenue, N.W., Washington, D.C. 20005, being at least 18 years of age, does hereby form a corporation under and by virtue of the General Laws of the State of Maryland, pursuant to these Amended and Restated Articles of Incorporation (hereinafter called the "Articles").

II.

NAME

The name of the corporation (hereinafter called the "Corporation") is:
Washington Mutual Investors Fund, Inc.

III.

PURPOSES AND POWERS

The purpose or purposes for which the Corporation is formed and the business or objects to be transacted, carried on and promoted by it are:

(a)           To conduct and carry on the business of an investment company under the Investment Company Act of 1940 (hereinafter called the "Act").

(b)           To hold, invest and reinvest its assets in securities and other investments including holding part of its assets in cash.

(c)           To issue and sell shares of its capital stock in such amounts and on such terms and conditions and for such purposes and for such amount or kind of consideration (including, without limitation, securities) now or hereafter permitted by law.

(d)           To redeem, purchase or otherwise acquire, hold, dispose of, resell, transfer, reissue or cancel (all without the vote or consent of the shareholders of the Corporation) shares of its capital stock, in any manner and to the extent now or hereafter permitted by law and by these Articles.

(e)	To make, alter, amend or repeal the By-Laws of the Corporation.

(f)           To have one or more offices and to carry on all or any of its operations and business in the District of Columbia or in any State of the United States and in foreign countries, subject to all applicable laws.

(g)           To do any and all such acts or things and to exercise any and all such further powers or rights as may be necessary, incidental, relative, conducive, appropriate or desirable for the accomplishment, carrying out or attainment of the purposes stated in this Article.

The foregoing enumerated purposes and objects shall be in no way limited or restricted by reference to, or inference from, the terms of any other clause of this or any other Article, and shall each be regarded as independent; and they are intended to be and shall be construed as powers as well as purposes and objects of the Corporation and shall be in addition to and not in limitation of the general powers of corporations under the laws of the State of Maryland.

IV.

PRINCIPAL OFFICE AND PLACE OF BUSINESS

The present address of the principal office of the Corporation in the State of Maryland is c/o The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202.

V.

RESIDENT AGENT

The name and address of the Corporation's resident agent is The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202.  Said resident agent is a Maryland corporation.

VI.

CAPITAL STOCK

(a)	The total number of shares of stock of all classes and series which the corporation has authority to issue is four billion (4,000,000,000) shares of capital stock (par value $0.001 per share), amounting in aggregate par value to four million dollars ($4,000,000).  All of the authorized shares of capital stock of the Corporation are classified as “common stock”.  The Board of Directors has further divided and reclassified the common stock of the Corporation into fourteen classes of shares, designated Class A, Class B, Class C, Class F, Class 529A, Class 529B, Class 529C, Class 529E, Class 529F, Class R-1, Class R-2, Class R-3, Class R-4 and Class R-5.  The authorized shares of each such class of common stock shall consist of the sum of (x) the outstanding shares of that class and (y) one-fourteenth (1/14) of the authorized but unissued shares of all classes of common stock; provided however, that in the event application of the above formula would result, at the time, in fractional shares of one or more classes, the number of authorized shares of each such class shall be rounded down to the nearest whole number of shares; and provided, further, that at all times the aggregate number of authorized Class A, Class B, Class C, Class F, Class 529A, Class 529B, Class 529C, Class 529E, Class 529F, Class R-1, Class R-2, Class R-3, Class R-4 and Class R-5 shares of common stock shall not exceed the authorized number of shares of common stock (i.e., 4,000,000,000 shares until changed by action of the Board of Directors in accordance with Section 2-208.1 of the Maryland General Corporation Law).  The Board of Directors is hereby empowered to increase or decrease, from time to time, the total number of shares of capital stock or the number of shares of capital stock of any class or series that the Corporation shall have the authority to issue without any action by the shareholders.

(b)	Except to the extent provided otherwise by the Articles of Incorporation, all classes of shares of the Corporation shall represent an equal proportionate interest in the assets of the Corporation (subject to the liabilities of the Corporation) and each share shall have identical preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption; provided however, that notwithstanding anything in the Articles of Incorporation to the contrary:

1.           Each class of shares of the Corporation may be issued and sold subject to different sales loads or charges, whether initial, deferred or contingent, or any combination thereof, as may be established from time to time by the Board of Directors in accordance with the Investment Company Act of 1940 and applicable rules and regulations of self-regulatory organizations and as shall be set forth in the applicable prospectus for the shares;

2.	Expenses, costs and charges which are determined by or under the supervision of  the Board of Directors to be attributable to the shares of a particular class may be charged to that class and appropriately reflected in the net asset value of, or dividends payable on, the shares of that class;

3.           Except as otherwise provided hereinafter, on the first Friday of the first calendar month following the expiration of a 96-month period commencing on the first day of the calendar month during which Class B shares were purchased by a holder thereof (if such Friday is not a business day, on the next succeeding business day), such shares (as well as a pro rata portion of any Class B shares purchased through the reinvestment of dividends or other distributions paid on all Class B shares held by such holder) shall automatically convert to Class A shares on the basis of the respective net asset values of the Class B shares and the Class A shares on the conversion date; provided however, that the Board of Directors, in its sole discretion, may suspend the conversion of Class B shares if any conversion of such shares would constitute a taxable event under federal income tax law (in which case the holder of such Class B shares shall have the right to exchange from time to time any or all of such Class B shares held by such holder for Class A shares on the basis of the respective net asset values of the Class B shares and the Class A shares on the applicable exchange date and without the imposition of a sales charge or fee); and provided, further, that conversion (or exchange) of Class B shares represented by stock certificates shall be subject to tender of such certificates.

4.           Except as otherwise provided hereinafter, on a business day no later than the fifteenth day of the first calendar month following the expiration of a 120-month period commencing on the first day of the calendar month during which Class C shares were purchased by a holder thereof, such shares (as well as a pro rata portion of any Class C shares purchased through the reinvestment of dividends or other distributions paid on all Class C shares held by such holder) shall automatically convert to Class F shares on the basis of the respective net asset values of the Class C shares and the Class F shares on the conversion date; provided, however, that the Board of Directors, in its sole discretion, may suspend the conversion of Class C shares if any conversion of such shares would constitute a taxable event under federal income tax law (in which case the holder of such Class C shares shall have the right to exchange from time to time any or all of such Class C shares held by such holder for Class F shares on the basis of the respective net asset values of the Class C shares and Class F shares on the applicable exchange date and without the imposition of a sales charge or fee); and provided, further, that conversion (or exchange) of Class C shares represented by stock certificates shall be subject to tender of such certificates; and

5.           On a business day no later than the fifteenth day of the first calendar month following the expiration of a 96-month period commencing on the first calendar month during which Class 529B shares were purchased by a holder thereof, such shares (as well as a pro rata portion of any Class 529B shares purchased through the reinvestment of dividends or other distributions paid on all Class 529B shares held by such holder) shall automatically convert to Class 529A shares on the basis of the respective net asset values of the Class 529B shares and the Class 529A shares on the conversion date; provided however, that the Board of Directors, in its sole discretion, may suspend the conversion of Class 529B shares if any conversion of such shares would constitute a taxable event under federal income tax law (in which case the holder of such Class 529B shares shall have the right to exchange from time to time any or all of such Class 529B shares held by such holder for Class 529A shares on the basis of the respective net asset values of the Class 529B shares and the Class 529A shares on the applicable exchange date and without the imposition of a sales charge or fee); and provided, further, that conversion (or exchange) of Class 529B shares represented by stock certificates shall be subject to tender of such certificates.

6.           Subject to the foregoing provisions pertaining to the exchange rights of Class B, Class C and Class 529B, each class of shares of the Corporation may have such different exchange rights as the Board of Directors shall provide in compliance with the Investment Company Act of 1940.

 (c)           Any fractional share shall carry proportionately all the rights of a whole share, excepting any right to receive a certificate evidencing such fractional share, but including the right to vote and the right to receive dividends.

(d)           All persons who shall acquire stock in the Corporation shall acquire the same subject to the provisions of the Articles and the By-Laws of the Corporation.

(e)           As used in the Articles, a "series" of shares represent interests in the same assets, liabilities, income, earnings and profits of the Corporation; each "class" of shares of a series represents interests in the same underlying assets, liabilities, income, earnings and profits, but may differ from other classes of such series with respect to fees and expenses or such other matters as shall be established by the Board of Directors.  Initially, the shares of capital stock of the Corporation shall be all of one class and series designated as "common stock."  The Board of Directors shall have authority to classify and reclassify any authorized but unissued shares of capital stock from time to time by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of the capital stock.  Subject to the provisions of Section (e) of this Article VI and applicable law, the power of the Board of Directors to classify or reclassify any of the shares of capital stock shall include, without limitation, authority to classify or reclassify any such stock into one or more series of capital stock and to divide and classify shares of any series into one or more classes of such series, by determining, fixing or altering one or more of the following:

1.           The distinctive designation of such class or series and the number of shares to constitute such class or series; provided that, unless otherwise prohibited by the terms of such class or series, the number of shares of any class or series may be decreased by the Board of Directors in connection with any classification or reclassification of unissued shares and the number of shares of such class or series may be increased by the Board of Directors in connection with any such classification or reclassification, and any shares of any class or series which have been redeemed, purchased or otherwise acquired by the Corporation shall remain part of the authorized capital stock and be subject to classification and reclassification as provided herein.

2.           Whether or not and, if so, the rates, amounts and times at which, and the conditions under which, dividends shall be payable on shares of such class or series;

3.           Whether or not shares of such class or series shall have voting rights in addition to any general voting rights provided by law and the Articles of the Corporation and, if so, the terms of such additional voting rights;

4.           The rights of the holders of shares of such class or series upon the liquidation, dissolution or winding up of the affairs of, or upon any distribution of the assets of, the Corporation.

(f)           Shares of capital stock of the Corporation shall have the following preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption:

1.           Assets Belonging to a Series.  All consideration received by the Corporation for the issue or sale of stock of any series of capital stock, together with all assets in which such consideration is invested and reinvested, income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to the series of shares of capital stock with respect to which such assets, payments or funds were received by the Corporation for all purposes, subject only to the rights of creditors, and shall be so handled upon the books of account of the Corporation.  Such consideration, assets, income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any assets derived from any reinvestment of such proceeds in whatever form, are herein referred to as "assets belonging to" such series.  Any assets, income, earnings, profits, and proceeds thereof, funds or payments which are not readily attributable to any particular series shall be allocable among any one or more of the series in such manner and on such basis as the Board of Directors, in its sole discretion, shall deem fair and equitable.

2.           Liabilities Belonging to a Series.  The assets belonging to any series of capital stock shall be charged with the liabilities in respect of such series and shall also be charged with such series' share of the general liabilities of the Corporation determined as hereinafter provided.  The determination of the Board of Directors shall be conclusive as to the amount of such liabilities, including the amount of accrued expenses and reserves; as to any allocation of the same to a given series; and as to whether the same are allocable to one or more series.  The liabilities so allocated to a series are herein referred to as "liabilities belonging to" such series.  Any liabilities which are not readily attributable to any particular series shall be allocable among any one or more of the series in such manner and on such basis as the Board of Directors, in its sole discretion, shall deem fair and equitable.

3.           Dividends and Distributions.  Shares of each series of capital stock shall be entitled to such dividends and distributions, in stock or in cash or both, as may be declared from time to time by the Board of Directors, acting in its sole discretion, with respect to such series, provided, however, that dividends and distributions on shares of a series of capital stock shall be paid only out of the lawfully available "assets belonging to" such series as such phrase is defined in Section (e)(1) of this Article VI.

4.           Liquidating Dividends and Distributions.  In the event of the liquidation or dissolution of the Corporation, shareholders of each series of capital stock shall be entitled to receive, as a series, out of the assets of the Corporation available for distribution to shareholders, but other than general assets not belonging to any particular series of capital stock, the assets belonging to such series; and the assets so distributable to the shareholders of any series of capital stock shall be distributed among such shareholders in proportion to the number of shares of such series held by them and recorded on the books of the Corporation.  In the event that there are any general assets not belonging to any particular series of capital stock and available for distribution, such distribution shall be made to the holders of stock of all series of capital stock in proportion to the asset value of the respective series of capital stock determined as hereinafter provided.

5.           Voting.  Each shareholder of each series of capital stock shall be entitled to one vote for each share of capital stock, irrespective of the class, then standing in his name on the books of the Corporation, and on any matter submitted to a vote of shareholders, all shares of capital stock then issued and outstanding and entitled to vote shall be voted in the aggregate and not by series except that:  (i) when expressly required by law, shares of capital stock shall be voted by individual class or series and (ii) only shares of capital stock of the respective series or class or classes affected by a matter shall be entitled to vote on such matter.  At all meetings of the shareholders, the holders of one-third of the shares of capital stock of the Corporation entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for the transaction of any business, except as otherwise provided by statute or by these Articles.  In the absence of a quorum no business may be transacted, except that the holders of a majority of the shares of capital stock present in person or by proxy and entitled to vote may adjourn the meeting from time to time, without notice other than announcement at the meeting except as otherwise required by the Articles or the By-Laws, until the holders of the requisite amount of shares of capital stock shall be present.  At any such adjourned meeting at which a quorum may be present any business may be transacted which might have been transacted at the meeting as originally called.  The absence from any meeting, in person or by proxy, of holders of the number of shares of capital stock of the Corporation in excess of the quorum which may be required by the laws of the State of Maryland, the Act, or other applicable statute, these Articles, or the By-Laws, for action upon any given matter shall not prevent action at such meeting upon any other matter or matters which may properly come before the meeting, if there shall be present at the meeting, in person or by proxy, holders of the number of shares of capital stock of the Corporation required for action in respect of such other matter or matters.

6.           Redemption.  To the extent the Corporation has funds or other property legally available therefor, each holder of shares of capital stock of the Corporation shall be entitled to require the Corporation to redeem all or any part of the shares standing in the name of such holder on the books of the Corporation, at the redemption price of such shares as in effect from time to time as may be determined by the Board of Directors of the Corporation in accordance with the provisions hereof, subject to the right of the Board of Directors of the Corporation to suspend the right of redemption of shares of capital stock of the Corporation or postpone the date of payment of such redemption price in accordance with provisions of applicable law.  Without limiting the generality of the foregoing, the Corporation shall, to the extent permitted by applicable law, have the right at any time to redeem the shares owned by any holder of capital stock of the Corporation if the value of such shares in the account of such holder is less than the minimum initial investment amount applicable to that account as set forth in the Corporation's current registration statement under the Act, and subject to such further terms and conditions as the Board of Directors of the Corporation may from time to time adopt.  The redemption price of shares of capital stock of the Corporation shall, except as otherwise provided in this Section (e)(6), be the net asset value thereof as determined by, or pursuant to methods approved by, the Board of Directors of the Corporation from time to time in accordance with the provisions of applicable law, less such redemption fee or other charge, if any, as may be specified in the Corporation's current registration statement under the Act for that class or series.  Payment of the redemption price shall be made in cash by the Corporation at such time and in such manner as may be determined from time to time by the Board of Directors of the Corporation unless, in the opinion of the Board of Directors, which shall be conclusive, conditions exist which make payment wholly in cash unwise or undesirable; in such event the Corporation may make payment wholly or partly by securities or other property included in the assets belonging or allocable to the series of the shares redemption of which is being sought, the value of which shall be determined as provided herein.

VII.

DIRECTORS

The number of directors of the Corporation shall be twelve (12), which number may be, from time to time, increased or decreased pursuant to the By-Laws of the Corporation, but shall never be less than the minimum number permitted by the General Laws of the State of Maryland now or hereafter in force.  The names of the directors who will serve until their resignation or removal and until a successor is elected and qualified are as follows:
Cyrus A. Ansary
Charles A. Bowsher
Fred J. Brinkman
Daniel J. Callahan
James H. Lemon, Jr.
Harry J. Lister
James C. Miller III
J. Knox Singleton
T. Eugene Smith
Jeffrey L. Steele
Leonard P. Steuart, II
Margita E. White

VIII.

PROVISIONS FOR DEFINING, LIMITING AND REGULATING CERTAIN POWERS OF THE CORPORATION AND OF THE DIRECTORS, OFFICERS AND SHAREHOLDERS

The following provisions are hereby adopted for the purpose of defining, limiting and regulating the powers of the Corporation and of the directors, officers and shareholders:

(a)           No holder of any stock or any other securities of the Corporation, whether now or hereafter authorized, shall have any preemptive right to subscribe for or purchase any stock or any other securities of the Corporation other than such, if any, as the Board of Directors, in its sole discretion, may determine and at such price or prices and upon such other terms as the Board of Directors, in its sole discretion, may fix; and any stock or other securities which the Board of Directors may determine to offer for subscription may, as the Board of Directors in its sole discretion shall determine, be offered to the holders of any class, series or type of stock or other securities at the time outstanding to the exclusion of the holders of any or all other classes, series or types of stock or other securities at the time outstanding.

 (b)           The Board of Directors of the Corporation shall have power from time to time and in its sole discretion to determine, in accordance with sound accounting practice, what constitutes annual or other net income, profits, earnings, surplus, or net assets; to fix and vary from time to time the amount to be reserved as working capital, or determine that retained earnings or surplus shall remain in the hands of the Corporation; to set apart out of any funds of the Corporation such reserve or reserves in such amount or amounts and for such proper purpose or purposes as it shall determine and to abolish any such reserve or any part thereof; to distribute and pay distributions or dividends in stock, cash or other securities or property, out of surplus or any other funds or amounts legally available therefor, at such times and to the shareholders of record on such dates as it may from time to time determine; and to determine whether and to what extent and at what times and places and under what conditions and regulations the books, accounts and documents of the Corporation, or any of them, shall be open to the inspection of shareholders, except as otherwise provided by statute or by the By-Laws, and, except as so provided, no shareholder shall have any right to inspect any book, account or document of the Corporation unless authorized so to do by resolution of the Board of Directors.

(c)           The Board of Directors of the Corporation may establish in its absolute discretion the basis or method for determining the value of the assets belonging to any series, and the net asset value of each share of capital stock of each series and class for purposes of sales, redemptions, repurchases of shares or otherwise.

(d)           Any director or officer, individually, or any firm of which any director or officer may be a member, or any corporation, trust or association of which any director or officer may be an officer or director or in which any director or officer may be directly or indirectly interested as the holder of any amount of its capital stock or otherwise, may be a party to, or may be financially or otherwise interested in, any contract or transaction of the Corporation; and any such director or officer of the Corporation may be counted in determining the existence of a quorum at the meeting of the Board of Directors of the Corporation or a committee thereof which shall authorize any such contract or transaction, and may vote thereat to authorize any such contract or transaction, and such transaction or contract shall not as a result be void or voidable provided either

1.           the fact of the common directorship or interest is disclosed or known to: (a) the Board of Directors or the committee and the Board or committee authorizes, approves, or ratifies the contract or transaction by the affirmative vote of a majority of disinterested directors, even if the disinterested directors constitute less than a quorum; or (b) the shareholders entitled to vote, and the contract or transaction is authorized, approved, or ratified by a majority of the votes cast by the shareholders entitled to vote other than the votes of shares owned of record or beneficially by the interested director or corporation, firm, or other entity; or

2.           the contract or transaction is fair and reasonable to the Corporation.

In furtherance and not in limitation of the foregoing, the Board of Directors of the Corporation is expressly authorized to contract for management services of any nature, with respect to the conduct of the business of the Corporation with any entity, person or company, incorporated or unincorporated, on such terms as the Board of Directors may deem desirable.  Any such contract may provide for the rendition of management services of any nature with respect to the conduct of the business of the Corporation, and for the management or direction of the business and activities of the Corporation to such extent as the Board of Directors may determine, whether or not the contract involves delegation of functions usually or customarily performed by the Board of Directors or officers of the Corporation or of a corporation organized under the laws of Maryland.  The Board of Directors is further expressly authorized to contract with any person or company on such terms as the Board of Directors may deem desirable for the distribution of shares of the Corporation and to contract for other services, including, without limitation, services as custodian of the Corporation's assets and as transfer agent for the Corporation's shares, with any entity(ies), person(s) or company(ies), incorporated or unincorporated, on such terms as the directors may deem desirable.  Any entity, person or company which enters into one or more of such contracts may also perform similar or identical services for other investment companies and other persons and entities without restriction by reason of the relationship with the Corporation unless the contract expressly provides otherwise.

(e)           Any contract, transaction, or act of the Corporation or of the Board of Directors which shall be ratified by a majority of a quorum of the shareholders having voting powers at any annual meeting, or at any special meeting called for such purpose, shall so far as permitted by law be as valid and as binding as though ratified by every shareholder of the Corporation.

(f)           Unless the By-Laws otherwise provide, any officer or employee of the Corporation (other than a director) may be removed at any time with or without cause by the Board of Directors or by any committee or superior officer upon whom such power of removal may be conferred by the By-Laws or by authority of the Board of Directors.

(g)           Notwithstanding any provision of law requiring the authorization of any action by a greater proportion than a majority of the total number of shares of any series or class, or of all classes or series of capital stock, or by the total number of such shares, such action shall be valid and effective if authorized by the affirmative vote of the holders of a majority of the total number of shares outstanding and entitled to vote thereon.

 (h)           The Corporation shall indemnify (1) its directors and officers, whether serving the Corporation or at its request any other entity, to the full extent required or permitted by the General Laws of the State of Maryland now or hereafter in force, including the advance of expenses under the procedures and to the full extent permitted by law, and (2) its other employees and agents to such extent as shall be authorized by the Board of Directors or the Corporation's By-Laws and be permitted by law.  The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled.  The Board of Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time such By-Laws, resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law.  No amendment of these Articles of the Corporation shall limit or eliminate the right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.  Nothing contained herein shall be construed to authorize the Corporation to indemnify any director or officer of the Corporation against any liability to the Corporation or to any holders of securities of the Corporation to which he is subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.  Any indemnification by the Corporation shall be consistent with the requirements of law, including the Act.

(i)           To the fullest extent permitted by Maryland statutory and decisional law and the Act, no director or officer of the Corporation shall be personally liable to the Corporation or its shareholders for money damages; provided, however, that nothing herein shall be construed to protect any director or officer of the Corporation against any liability to which such director or officer would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.  No amendment, modification or repeal of this Article VIII shall adversely affect any right or protection of a director or officer that exists at the time of such amendment, modification or repeal.

(j)           In addition to the powers and authority hereinbefore, hereinafter or by statute expressly conferred upon them, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the express provisions of the laws of Maryland, of the Articles and of the By-Laws of the Corporation.

(k)           The Corporation reserves the right from time to time to make any amendments of its Articles which may now or hereafter be authorized by law, including any amendments changing the terms or contract rights, as expressly set forth in its Articles, of any of its outstanding stock by classification, reclassification or otherwise but no such amendment which changes such terms or contract rights of any of its outstanding stock shall be valid unless such amendment shall have been authorized by not less than a majority of the votes, as defined in the Act, entitled to be cast thereon, by a vote at a meeting or in writing with or without a meeting.

(l)           The Corporation shall not be required to hold an annual meeting of shareholders in any year in which the laws of Maryland do not require that such a meeting be held.

The enumeration and definition of particular powers of the Board of Directors included in the foregoing shall in no way be limited or restricted by reference to or inference from the terms of any other clause of this or any other Article of the Corporation, or construed as or deemed by inference or otherwise in any manner to exclude or limit any powers conferred upon the Board of Directors under the General Laws of the State of Maryland now or hereafter in force.

IX.

DURATION OF THE CORPORATION

The duration of the Corporation shall be perpetual.

The provisions in this Amended and Restated Articles of Incorporation are all either provisions in effect in the Corporations previous filed Articles of Incorporation, or are Amendments to these Articles that were advised and approved by the entire Board of Directors and approved by shareholders, where required.

IN WITNESS WHEREOF, I have signed these Amended and Restated Articles of Incorporation, acknowledging the same to be my act, on December ___, 2001.

                                                                    James H. Lemon, Jr.

WITNESS:

    Howard L. Kitzmiller

WASHINGTON MUTUAL INVESTORS FUND, INC.

ARTICLES SUPPLEMENTARY

Washington Mutual Investors Fund, Inc., a Maryland corporation (the “Corporation”) and an open-end investment company registered under the Investment Company Act of 1940, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:                      (a)  The Board of Directors of the Corporation has amended the name of the previously designated “Class F” shares and “Class 529-F” shares to be “Class F-1” shares and “Class 529-F-1” shares, respectively.  All references to Class F shares and Class 529-F shares in the Corporation’s charter (the “Charter”) shall henceforth reference Class F-1 shares and Class 529-F-1 shares, respectively.

(b)  The Board of Directors of the Corporation has divided and further classified the authorized, but unissued shares of common stock of the Corporation, par value $.001 per share, into one additional class, designated “Class F-2”.  The remaining shares of common stock, including the shares currently issued and outstanding, shall consist of the previously designated Class A, Class B, Class C, Class F-1, Class R-1, Class R-2, Class R-3, Class R-4, Class R-5, Class 529-A, Class 529-B, Class 529-C, Class 529-E and Class 529-F-1 shares.  The authorized shares of each such class of common stock shall consist of the sum of (x) the outstanding shares of that class and (y) one-fifteenth (1/15) of the authorized but unissued shares of all classes of common stock; provided, however, that in the event application of the above formula would result, at the time, in fractional shares of one or more classes, the number of authorized shares of each such class shall be rounded down to the nearest whole number of shares; and provided, further, that at all times the aggregate number of authorized Class A, Class B, Class C, Class F-1, Class F-2, Class R-1, Class R-2, Class R-3, Class R-4, Class R-5, Class 529-A, Class 529-B, Class 529-C, Class 529-E and Class 529-F-1 shares of common stock shall not exceed the authorized number of shares of common stock (i.e., 4,000,000,000 shares) until changed by action of the Board of Directors in accordance with §2-208.1 of the Maryland General Corporation Law.

(c)  The preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the Class A, Class B, Class C, Class F-1, Class R-1, Class R-2, Class R-3, Class R-4, Class R-5, Class 529-A, Class 529-B, Class 529-C, Class 529-E and Class 529-F-1 shares are set forth in the Charter of the Corporation.  The preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the Class F-2 shares of the Corporation are set forth below.

SECOND:                                Except to the extent provided otherwise by the Charter of the Corporation, all classes of shares of the Corporation shall represent an equal proportionate interest in the assets of the Corporation (subject to the liabilities of the Corporation) and each share shall have identical voting, dividend, liquidation and other rights; provided, however, that notwithstanding anything in the Charter of the Corporation to the contrary:

(a)  Each class of shares of the Corporation may be issued and sold subject to different sales loads or charges, whether initial, deferred or contingent, or any combination thereof, as may be established from time to time by the Board of Directors in accordance with the Investment Company Act of 1940, as amended, and applicable rules and regulations of self-regulatory organizations and as shall be set forth in the applicable prospectus for the shares;

(b)  Expenses, costs and charges which are determined by or under the supervision of the Board of Directors to be attributable to the shares of a particular class may be charged to that class and appropriately reflected in the net asset value of, and/or dividends payable on, the shares of that class; and

(c)  Subject to the provisions in the Charter of the Corporation pertaining to the exchange rights of Class B, Class C and Class 529-B shares, each class of shares of the Corporation may have such different exchange rights as the Board of Directors shall provide in compliance with the Investment Company Act of 1940.

THIRD:                      The foregoing amendment to the Charter of the Corporation does not increase the authorized capital stock of the Corporation.

FOURTH:                                The aforesaid shares have been duly classified by the Board of Directors pursuant to authority and power contained in the Charter of the Corporation.

IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be executed in its name and on its behalf by its President and attested to by its Vice President on this 17th day of June, 2008.

WASHINGTON MUTUAL INVESTORS FUND, INC.

By:   _______________________________
         Jeffrey L. Steele
         President and Director

ATTEST:

By:      _________________________________
Michael W. Stockton
Vice President, Treasurer and Assistant Secretary

The undersigned, President of Washington Mutual Investors Fund, Inc., who executed on behalf of said Corporation the foregoing Articles Supplementary of which this certificate is made a part, hereby acknowledges in the name and on behalf of the Corporation, the foregoing Articles Supplementary to be the corporate act of the Corporation and hereby certifies that, to the best of his knowledge, information and belief, the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects, under the penalties of perjury.

_________________________________
                                                                                                 Jeffrey L. Steele
         President and Director